UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23 , 2025

Ilustrato Pictures International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-56487	27-2450645
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

26 Broadway, Suite 934 New York,

New York, 10004

(Address of principal executive offices and Zip Code)

(917) 522-3202

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	ILUS	OTC Market, PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On June 23, 2025, Ilustrato Pictures International Inc (the “Company”) announced that it is postponing its annual shareholder meeting, previously expected to occur earlier in the year, to a future date in November 2025, to be confirmed and announced in due course.

In lieu of the meeting, the Company has published a comprehensive podcast video presented by its CEO, Mr. Nicolas Link, to provide shareholders and the public with detailed updates regarding the past performance, current status, and future direction of the Company. The podcast was made available on the Company’s official YouTube channel:

https://youtu.be/d5DA9IPffK0

The video podcast is released in conjunction with this Form 8-K and a press release, which is attached as Exhibit 99.1. Both the podcast and press release are intended to ensure transparency and timely communication with shareholders.

Exhibit No.	Description

99.1	Press release issued by the company dated June 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ilustrato Pictures International Inc.

/s/ Nicolas Link.
Nicolas Link
CEO

Date: June 23, 2025